Exhibit 32.2

EXHIBIT 32.2 CERTIFICATION PURSUANT TO RULE 13a-14(b) AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of Mesa Laboratories, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John V. Sakys, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, that:

(1)                                 The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	June 6, 2013	/s/John V. Sakys
John V. Sakys
Chief Financial Officer